Exhibit 10.3

                         CASS INFORMATION SYSTEMS, INC.
                        2007 OMNIBUS INCENTIVE STOCK PLAN
                           RESTRICTED STOCK AGREEMENT


Participant Name: ______________________________________________________________


Date of Grant: _________________________________________________________________


Number of Shares of Restricted Stock subject to this Award: ____________________

We are pleased to inform you that, as an employee or director of Cass Information Systems, Inc. ("Cass") or one of its Subsidiaries, you are granted an Award of Shares of Restricted Stock under the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan (the "Plan"). The shares of common stock of Cass Information Systems, Inc. granted pursuant to this Agreement are hereinafter called "Shares". Each Share under this Award is composed of one share of Cass common stock, $0.50 par value per share. This Award is subject to your acceptance as provided in Section 1 below and the terms and conditions that follow in this Agreement.

The date of the Award evidenced by the Agreement (the "Date of Grant") is set forth above.

The terms and conditions of this Award, including non-standard provisions permitted by the Plan, are set forth below.

1. Acceptance of Award. This Award is to be accepted by signing your name on the signature page of two copies of this Agreement and causing them to be delivered to the Vice President - Human Resources of Cass, 13001 Hollenberg Drive, Bridgeton, MO 63044, before 4:30 p.m. Central time on the 30th day after the Date of Grant. If the Vice President - Human Resources does not receive your properly signed copies of this Agreement before the time and date specified in the previous sentence, then, despite anything else provided in this Agreement, this Award will be void as if it was never awarded to you and will be of no effect. Your signing and timely delivering the copies of this Agreement will evidence your acceptance on the terms and conditions stated in this Agreement.

2. Issuance of Restricted Stock.

      (a) Subject to the provisions of this Agreement and except as any of the Shares may be issued in book entry form, Cass shall issue and register on its books and records in your name a certificate (certificates) evidencing the number of Shares subject to this Award as set forth above. Each certificate shall bear a legend, substantially in the following form:

                  "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CASS INFORMATION SYSTEMS, INC. 2007 OMNIBUS INCENTIVE STOCK PLAN AND IN THE RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE VICE PRESIDENT - HUMAN RESOURCES OF CASS INFORMATION SYSTEMS, INC."

            The certificate(s) shall be retained by Cass (or its designee) until the time that all restrictions or conditions applicable to the Shares have been satisfied or lapsed. You agree to (i) deliver to Cass, as a precondition to the issuance of any certificate or certificates with respect to Unvested Shares, one or more stock powers, endorsed in blank, with respect to such Shares, (ii) sign such other powers, take such other actions as Cass may reasonably request to accomplish the transfer or forfeiture of any Unvested Shares that are forfeited under this Agreement and (iii) authorize Cass to cause such Unvested Shares to be cancelled or transferred in the event they are forfeited pursuant to this Agreement. As used in this Agreement, "Unvested Shares" means Shares which are subject to forfeiture under this Agreement.

      (b) If Unvested Shares are held in book entry form, Subsection 2(a) shall not be applicable and you agree that Cass may give stop transfer instructions to the depository of such Shares to ensure compliance with the provisions of this Agreement. You hereby (i) acknowledge that the Unvested Shares may be held in book entry form on the books of Cass's depository (or another institution specified by Cass), (ii) irrevocably authorize Cass to take such actions as may be necessary or appropriate to effect a transfer or cancellation of the record ownership of any such Unvested Shares that are forfeited in accordance with this Agreement, (iii) agree to take such other actions as Cass may reasonably request to accomplish the forfeiture of any Unvested Shares that are forfeited under this Agreement, and (iv) authorize Cass to cause such Shares to be cancelled or transferred in the event they are forfeited pursuant to this Agreement.

3. Restrictions. In association with the other terms of this Agreement and in accordance with the Plan, the Shares shall be subject to the following restrictions:

      (a) Neither (i) the Shares or any interest in them, (ii) the right to vote the Shares, (iii) the right to receive dividends on the Shares, or (iv) any other rights under this Agreement may be sold, transferred, donated, exchanged, pledged, hypothecated, assigned, or otherwise transferred, alienated or encumbered, by operation of law or otherwise, until (and then only to the extent of) the Shares are delivered to you or, in the event of your death, your Designated Beneficiary or Beneficiaries or testamentary transferee or transferees.

      (b) You shall have, with respect to the Shares, all of the rights of a holder of Shares, including the right to vote such Shares and to receive any cash dividends thereon, except as otherwise provided in the Plan. Additional Shares of Cass common stock resulting from adjustments under Section XI of the Plan with respect to Shares subject to this Agreement shall be treated as additional Shares subject to the same restrictions and other terms of this Award and you shall comply with the provisions of Sections 2(a) or (b), as appropriate, with respect to such additional Shares. Cash dividends paid on Unvested Shares are taxable to you as compensation income, and not dividend income, and are deductible by Cass or its Subsidiaries for income tax purposes as compensation income. Such dividends shall be paid to you at the time they are paid to other holders of shares of Cass Common Stock.

      (c) During your lifetime, Shares shall only be delivered to you. Any Shares transferred in accordance with this Agreement shall continue to be subject to the terms and conditions of this Agreement. Any transfer permitted under this Agreement shall be promptly reported in writing to Cass's Vice President - Human Resources.

      (d) You may designate a beneficiary or beneficiaries ("Designated Beneficiary or Beneficiaries") on the Designated Beneficiary form attached to this Agreement to receive Shares which vest on your death. If you do not complete the Beneficiary Designation form or if, after your death, your Designated Beneficiary or Beneficiaries has or have died or cannot be located, Shares which become vested on your death shall be transferred in accordance with your will or, if you have no will, in accordance with applicable state laws of descent and distribution.

4. Lapse of Restrictions and Delivery of Shares of Restricted Stock. Unless previously forfeited or transferred on account of your death, Retirement, Total Disability or a Change in Control, the Restriction Period will lapse with respect to applicable Shares, and Cass shall deliver the Shares subject to this Award to you, as follows:

      (a) Restrictions shall lapse with respect to one-third of the Shares and such Shares shall be delivered one year from the Date of Grant;

      (b) Restrictions shall lapse with respect to the next one-third of the Shares and such Shares shall be delivered two years from the Date of Grant; and

      (c) Restrictions shall lapse with respect to the remaining one-third of the Shares and such Shares shall be delivered three years from the Date of Grant.

Cass shall deliver the Shares to you by transferring certificates to you evidencing your ownership of the Shares without the legend provided by Section 2(a) but with any legend required by federal and state securities laws. The appropriate officers of Cass may, in their discretion, cause the Shares as described in this Section 4 to instead be held in book entry form in your name without the restrictions imposed by this Agreement. For purposes of this Agreement, "Retirement" or "Retire" means normal or postponed retirement under the Retirement Plan for Employees of Cass Information Systems, Inc.

5. Effect of Death, Retirement, Total Disability or Change of Control. Notwithstanding anything in this Agreement to the contrary, if you die while in the employment or service of Cass or its Subsidiaries, all Shares granted pursuant to this Agreement, to the extent not forfeited or previously transferred prior to your death, shall be transferred as provided in Section 4 and shall not be subject to forfeiture after your death. If you Retire or become Totally Disabled or a Change of Control occurs while you are employed by or in the service of Cass or its Subsidiaries, all Shares granted pursuant to the Agreement, to the extent not forfeited or previously transferred prior to your

Retirement, Total Disability or occurrence of the Change of Control, shall, notwithstanding anything in this Agreement to the contrary, be transferred to you at the time your Retirement, Total Disability or a Change of Control occurs and shall not be subject to forfeiture after the occurrence of your Retirement, Total Disability or a Change of Control. Shares transferred pursuant to this
Section 5 shall be delivered in the same manner as provided in Section 4.

6. Effect of Other Causes of Termination of Employment.

      (a) If your employment or service with Cass or any of its Subsidiaries terminates prior to the lapse of restrictions on Shares in accordance with Section 4 other than by reason of your death, Retirement, or Total Disability or after a Change of Control, you shall forfeit all such Shares.

      (b) For the purposes of this Agreement, your employment or service by a Subsidiary of Cass shall be considered terminated on the date that the company for which you are employed or serve is no longer a Subsidiary of Cass.

      (c) Notwithstanding anything in this Agreement to the contrary, no Shares shall be delivered to you under this Agreement if your employment or service with Cass or a Subsidiary is Terminated for Cause including Termination for Cause.

7. Transfer of Employment; Leave of Absence. A transfer of your employment from Cass to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ or service of the company by which you are employed or of which you serve as a director during such leave of absence.

8. Tax Matters.

      (a) Federal Income tax withholding (and state and local income tax withholding, if applicable) may be required with respect to the taxation of income realized when restrictions are removed from the Shares or in the event you make the election described in Section
            18. You agree to deliver to Cass only the amounts the Committee determines should be withheld, provided, however, that you may pay a portion or all of such withholding taxes by electing to have (i) Cass withhold a portion of the Shares that would otherwise be delivered to you or (ii) you can deliver to Cass Shares that you have owned for at least six months, in either case, having a Fair Market Value (as of the date that the amount of taxes is to be withheld) in the sum of the amount to be withheld plus reasonable expenses of selling such Shares, and provided further that your election shall be irrevocable and subject to the approval of the Committee.

      (b) You should consult with your tax advisor regarding the tax consequences of receiving shares and making the election described in Section 18.

9. Employment and Service. Nothing contained in this Agreement or the Plan shall confer any right to continue in the employ or other service of Cass or any of its Subsidiaries or limit in any way the right of Cass or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without Cause.

10. Listing: Securities Considerations. Despite anything else in this Agreement, if at any time the Board determines, in its sole discretion, the listing, registration or qualification (or an updating of any such document) of the Shares issuable under this Agreement is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of the Shares, or the removal of any restrictions imposed on such Shares, such Shares shall not be issued, in whole or in part, or the restrictions on the Shares removed, unless such listing, registration, qualifications, consent or approval shall have been effected or obtained free of any conditions not acceptable to Cass.

11. Binding Effect. This Agreement shall inure to the benefit of and be binding on the parties to this Agreement and their respective heirs, executors, administrators, legal representatives and successors. Without limiting the generality of the foregoing, whenever the term "you" is used in any provision of this Agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators, or legal representatives to whom Shares may be transferred by the Beneficiary Designation, will or the laws of descent and distribution, the term "you" shall be deemed to include such person or persons.

12. Plan Provisions Govern.

      (a) This Award is subject to the terms, conditions, restrictions and other provisions of the Plan as if all those provisions were set forth in their entirety in this Agreement. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

      (b) You acknowledge that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to you and that you were advised to review that material before entering into this Agreement. You waive the right to claim that the provisions of the Plan are not binding on you and your heirs, executors, administrators, legal representatives and successors.

      (c) Capitalized terms used but not defined in this Agreement have the meanings given those terms in the Plan.

      (d) By your signature below, you represent that you are familiar with the terms and provisions of the Plan, and hereby accept this Agreement subject to all of the terms and provisions of the Plan. You have reviewed the Plan and this Agreement in their entirety and fully understand all provisions of the Plan and this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan or this Agreement.

13. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri despite any laws of that state that would apply the laws of a different state. In the event of litigation arising in connection with this Agreement and/or the Plan, the parties hereto agree to submit to the jurisdiction of state and Federal courts located in Missouri.

14. Severability. If any term or provision of this Agreement, or the application of this Agreement to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this Agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of that term or provision to persons of circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Entire Agreement; Modification. The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained in this Agreement and it may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties to this Agreement. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this Agreement made before the signing of this Agreement shall be void and ineffective for all purposes.

16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. Notices; Electronic Delivery. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally; mailed by certified or registered mail, return receipt requested and postage prepaid; delivered by a nationally recognized overnight delivery service or sent by facsimile and confirmed by first class mail, to the recipient. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:


      (a)   If to you:             ____________________________________


                                   ____________________________________


                                   ____________________________________

      (b)   If to the Company:     Vice President - Human Resources
                                   Cass Information Systems, Inc.
                                   13001 Hollenberg Drive
                                   Bridgeton, Missouri 63044
or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party. You agree during the term of this Agreement to keep Cass informed of your current mailing address and of receiving written notice from Cass in accordance with this Section 18. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that may be required to be delivered to you (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by Cass. Electronic delivery may be via electronic mail system or by reference to a location on a Cass intranet to which you have access. You hereby consent to any and all procedures Cass has established or may establish for an electronic signature system for delivery and acceptance of any such documents that may be required to be delivered to you, and agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.

19. Section 83(b) Election. In the event you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to Shares, the parties hereto shall cooperate to insure such election is effective.

20. Authority to Receive Payments. Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such payment shall be deemed paid when paid to the conservator of such person's estate or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge Cass and Members of the Committee and the Board with respect thereto.

In Witness Whereof, the parties have caused this Agreement to be signed and delivered as of the day and year first above written.

CASS INFORMATION SYSTEMS, INC.                    PARTICIPANT:


______________________________                    ______________________________
Signature                                         Signature


______________________________                    ______________________________
By:                                               Date:


______________________________
Title:


______________________________
Date:

                         CASS INFORMATION SYSTEMS, INC.
                        2007 OMNIBUS INCENTIVE STOCK PLAN
                           RESTRICTED STOCK AGREEMENT
                             BENEFICIARY DESIGNATION

To the Vice President - Human Resources of Cass Information Systems, Inc.
("Cass")

Pursuant to the provisions of the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan ("Plan"), permitting the designation of a Beneficiary or Beneficiaries by a Participant, I hereby designate the following person, persons or trust as Primary and Secondary Designated Beneficiaries of my benefits under the Plan and the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan Restricted Stock Agreement ("Agreement") between Cass and me dated __________, 20____ payable by reason of my death:

Primary Beneficiary [include address and relationship]:



Secondary Beneficiary [include address and relationship]:



I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES.

Cass shall cause all Shares of Cass stock to be transferred by reason of my death pursuant to the Agreement to the Primary Beneficiary, if he, she or it survives me, and if no Primary Designated Beneficiary shall survive me, then to my Secondary Designated Beneficiary, and if no named Designated Beneficiary survives me, then all Shares shall be transferred in accordance with the terms of the Agreement.


_________________________________              _________________________________
Date of this Designation                       Signature of Participant

NOTE: Unless the Participant provides otherwise in completing this Beneficiary Designation, Cass shall transfer all Shares of Cass stock to be transferred to more than one Designated Beneficiary equally to the living Designated Beneficiaries.

                                    * * * * *

This Beneficiary Designation was received on behalf of Cass this _____ day of ____________, 20____.



                                           By: _________________________________


                                           Title: ______________________________

                         CASS INFORMATION SYSTEMS, INC.
                        2007 OMNIBUS INCENTIVE STOCK PLAN
                           RESTRICTED STOCK AGREEMENT
                             BENEFICIARY DESIGNATION

To the Vice President - Human Resources of Cass Information Systems, Inc.
("Cass")

Pursuant to the provisions of the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan ("Plan") and the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan Restricted Stock Agreement ("Agreement") between Cass and me dated __________, 20____, permitting the designation of a Beneficiary or Beneficiaries by a Participant, I hereby designate the following person, persons or trust as primary and secondary Designated Beneficiaries of my benefits under the Agreement payable by reason of my death:

Primary Beneficiary [include address and relationship]:



Secondary Beneficiary [include address and relationship]:



I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES.

Cass shall cause all Shares of Cass stock to be transferred by reason of my death pursuant to the Agreement to and by my Primary Beneficiary, if he, she or it survives me, and if no Primary Designated Beneficiary shall survive me, then to my Secondary Designated Beneficiary, and if no named Designated Beneficiary survives me, then all Shares of Cass stock shall be transferred in accordance with the terms of the Agreement.


_________________________________              _________________________________
Date of this Designation                       Signature of Participant

NOTE: Unless the Participant provides otherwise in completing this Beneficiary Designation, Cass shall transfer all Shares of Cass stock to be transferred to more than one Designated Beneficiary equally to the living Designated Beneficiaries.

                                    * * * * *

This Beneficiary Designation was received on behalf of Cass this _____ day of ____________, 20____.


                                           By: _________________________________


                                           Title: ______________________________